Purezza Group, Inc.
Fairfield, NJ

                          INDEPENDENT AUDITORS' CONSENT

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Purezza Group,
Inc. on Form SB-2 of our report dated February 12, 2002 on the financial statements of the company, appearing in the Prospectus, which is part of this
Registration Statement.

We also consent to the reference to our firm under the headings "Selected
Financial Data" and "Experts" in such Prospectus.

                                                   Durland & Company, CPAs, P.A.
Palm Beach, Florida
1 April 2002